CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-25690, 33-18398, 33-42556, 33-47587) of Ceramics Process Systems Corporation of our report dated March 1, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers L.L.P.

Boston, Massachusetts

March 24, 2003